                                                                   EXHIBIT 10.39

                           ELECTRIC FUEL CORPORATION

                               December 10, 1997



Mr. Leon S. Gross
c/o Enterprises Inc.
River Park House
3600 Conshohocken Avenue
Philadelphia, PA  19131

     Re:  Amendment No. 1 to Voting Rights Agreement
          ------------------------------------------

Dear Leon:

     Each of Electric Fuel Corporation, a Delaware corporation (the "Company"),
                                                                     -------
Robert S. Ehrlich and Yehuda Harats (each, a "Stockholder" and collectively with
                                              -----------
you, the "Stockholders") hereby agrees with you as follows:
          ------------

     1.  Reference to Voting Rights Agreement; Definitions.  Reference is hereby
         -------------------------------------------------
made to the Voting Rights Agreement dated as of September 30, 1996 by and among the Company and the Stockholders (the "Voting Rights Agreement"). Terms defined
                                       -----------------------
in the Voting Rights Agreement and not otherwise defined herein are used herein with the meaning so defined.

     2.  Amendment to Voting Rights Agreement.  The Company and the Stockholders
         ------------------------------------
hereby agree that, effective as of the date hereof, the Voting Rights Agreement is hereby amended as follows:

         (a)  Amendment to Section 1. Election of Directors
              ---------------------------------------------

     Section 1 of the Voting Rights Agreement is hereby amended in its entirety as follows:

         "1.  Election of Directors.  The Company shall use its best efforts to
              ---------------------
     cause Lawrence M. Miller to be designated as Leon S. Gross' nominee for election to the Board of Directors of the Company (the "Board"); (i) immediately upon satisfaction of all applicable governmental and corporate requirements, which the parties shall use all reasonable efforts to accomplish as expeditiously as possible, after the Closing; (ii) after each of Leon S. Gross and Lawrence
     M. Miller has executed a confidentiality agreement in the form attached hereto as Exhibit A; and (iii) for so long as Leon S. Gross or his heirs or The Rose Gross Charitable Foundation hold in excess of 1,375,000 shares of Common Stock. In the event Lawrence M. Miller shall cease to serve as a member of the Board of Directors for any reason, Leon S. Gross, or if Mr. Gross is then serving as a director of the Company, an individual designated by Mr. Gross subject to the approval of the Company (the "Alternate Director") shall be nominated for election and be a successor to the rights of Mr. Miller in accordance with the terms of this Section 1. Subject to the terms and conditions hereof, until the later of (i) December 10, 2002 or (ii) the fifth Annual Meeting of Stockholders occurring after December 10, 1997, each Stockholder agrees to vote all shares of Common Stock or other voting securities of the Company over which such Stockholder has voting control, whether directly or indirectly, and to take all other necessary or desirable actions within his control (whether as a stockholder, director or officer of the Company or otherwise, including without limitation attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), so that each of Lawrence M. Miller (or, if applicable, the Alternate Director), Robert S. Ehrlich and Yehuda Harats (collectively, the "Directors") shall serve as members of the Board."

         (b)  Amendment to Section 3:  Section 3 of the Voting Rights Agreement
              ----------------------
     is hereby amended in its entirety as follows:

     "3. Termination.  In addition to the ability to exercise the remedies
         -----------
     provided for in Section 6 hereof, each Director's obligations under this Agreement shall terminate with respect to each other Director if such other Director does not nominate any of the Directors or does not vote his Common Stock for any of the Directors, whether or not such other Director's failure to vote to elect such Director as director of the Company was in violation of this Agreement."

         (c)  Addition of Foundation as Party.  By execution of this Amendment,
              -------------------------------
     Leon S. Gross and Lawrence M. Miller, as Co-Trustees of The Rose Gross Charitable Foundation under Deed of Trust dated May 28, 1997 (the "Foundation") hereby agrees to be joined as a party to the Voting Rights Agreement as a Stockholder as if it were an original Stockholder party thereto and acknowledges and agrees that the shares of Common Stock of the Company held by the Foundation at any time during the term of the Voting Rights Agreement shall be subject to and bound by the Voting Rights

Agreement, and the other parties hereto agree that it shall have the benefits of the Voting Rights Agreement, to the same extent as the other Stockholders party thereto.

         (d)  Miscellaneous.  Except to the extent specifically amended hereby,
              -------------
     the provisions of the Voting Rights Agreement shall remain unmodified and the Voting Rights Agreement, as amended hereby, is hereby confirmed as being in full force and effect. This Amendment may be executed in any number of counterparts which together shall constitute one instrument, shall be governed by and construed in accordance with the laws of State of Delaware, without regard to any conflicts or choice of law principles which would cause the application of the internal laws of any jurisdiction other than the State of Delaware and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

           [The rest of this page has been intentionally left blank.]

     If the foregoing corresponds with your understanding of the Agreement by and among the Company and you, kindly sign this letter and the accompanying copies hereof in the appropriate space below and return the same to the Company, upon which this letter shall become a binding agreement by and among the Company and you as of the date hereof.

                                   Very truly yours,

                                   ELECTRIC FUEL CORPORATION

                                   By:________________________________
                                       Name:
                                       Title:

                                      ________________________________
                                         Robert S. Ehrlich



                                      ________________________________
                                         Yehuda Harats

Agreed and accepted:


_______________________________
Leon S. Gross


THE ROSE GROSS CHARITABLE FOUNDATION
UNDER DEED OF TRUST DATED MAY 28, 1997.



By:_________________________________________
      Leon S. Gross, Co-trustee


By: ________________________________________
      Lawrence M. Miller, Co-trustee